UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

Victory Capital Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38388	32-0402956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15935 La Cantera Parkway
San Antonio, Texas		78256
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 216 898-2400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	VCTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2026, Dominique Carrel-Billiard notified the Board of Directors (the “Board”) of Victory Capital Holdings, Inc. (the “Company”) of his intent to resign effective July 23, 2026 due to him leaving Amundi. Mr. Carrel-Billiard’s resignation was not a result of any disagreement with the Company or any matter relating to the Company's operations, policies, or practices. The Company thanks Mr. Carrel-Billiard for his service.

On July 23, 2026, the Board upon recommendation of the Nominating & Governance Committee of the Board (the “Nominating Committee”), approved the appointment of Nicolas Calcoen as a member of the Board, effective as of July 23, 2026. Mr. Calcoen currently serves as the Deputy Chief Executive Officer, Head of Strategy, Finance and Control Division of Amundi and has been appointed as a Class III director with a term of office expiring at the Company’s 2027 Annual Meeting of Stockholders.

As Deputy Chief Executive Officer of Amundi and previously a senior executive of Amundi, Mr. Calcoen has extensive expertise in banking and asset management. Mr. Calcoen holds a bachelor's degree in Public Service and Administration from Institut d’Etudes Politiques – Paris, a Master's of Science degree in Economics and International Business from Institut d’Etudes Politiques – Paris, and a post graduate professional degree with the National School of Administration for State & Senior Civil Service. The Board of Directors believe that Mr. Calcoen’s extensive experience in the financial services industry provides him with the qualifications and skills to serve on the Board.

In connection with his appointment to the Board, Mr. Calcoen has elected to waive any right to any compensation from the Company in connection with his service as a non-employee director of the Company. The Company has entered into an indemnification agreement with Mr. Calcoen in substantially the same form as entered into by the Company with its other directors.

There are no related party transactions that would be required to be disclosed under Item 404(a) of Reg. S-K with respect to Mr. Calcoen.

Item 7.01 Regulation FD Disclosure.

On July 23, 2026, the Company issued a press release announcing the resignation of Mr. Carrel-Billiard as director of the Company’s Board and the appointment of Mr. Calcoen as a director of the Company's Board. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated July 23, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY CAPITAL HOLDINGS, INC.

Date:	July 23, 2026	By:	/s/ MICHAEL D. POLICARPO
Name: Michael D. Policarpo Title: President, Chief Financial Officer and Chief Administrative Officer